Exhibit 99.1

CoBiz Financial Announces First Quarter 2012 Results

Reports 68% increase in net income available to common shareholders;

10% annualized loan growth

Denver — CoBiz Financial Inc. (Nasdaq: COBZ), a financial services company with $2.5 billion in assets, announced net income of $4.5 million for the first quarter of 2012, as compared to net income of $3.2 million for the first quarter of 2011.  Net income available to common shareholders was $0.10 per diluted common share versus $0.06 per diluted common share in the prior-year quarter.

Financial Highlights — First Quarter 2012

•             After preferred dividends, net income available to common shareholders increased $1.5 million, or 68%, to $3.8 million from $2.3 million for the quarter ended March 31, 2011.

•             Outstanding loans increased 2.5% (10.1% annualized), or $41.0 million during the quarter.  Commercial & Industrial (C&I) loans accounted for $25.9 million of the growth, increasing 4.5% during the period (18.3% annualized).

•             During the quarter the Company successfully closed on an offering of 2,100,000 shares of its Common Stock at a price to the public of $6.00 per share.  Net proceeds to the Company, after deducting underwriting discounts and expenses, were $11.8 million.

•             The tangible common equity to tangible asset ratio improved to 7.29% at March 31, 2012 from 5.78% at March 31, 2011.(1)

(1)          See accompanying reconciliation of non-GAAP measures to GAAP

Financial Summary

	Quarter ended			1Q12 change vs.
(in thousands, except per share amounts)	1Q12	4Q11	1Q11	4Q11		1Q11
Net interest income before provision	$23,303	$23,852	$24,244	$(549)	(2.3)%	$(941)	(3.9)%
Provision for loan losses	(70)	380	1,640	(450)	(118.4)%	(1,710)	(104.3)%
Net interest income after provision	23,373	23,472	22,604	(99)	(0.4)%	769	3.4%
Total noninterest income	8,211	13,083	8,032	(4,872)	(37.2)%	179	2.2%
Total noninterest expense	24,646	26,613	25,451	(1,967)	(7.4)%	(805)	(3.2)%
Net income before income taxes	6,938	9,942	5,185	(3,004)	(30.2)%	1,753	33.8%
Provision (benefit) for income taxes	2,398	(12,012)	1,959	14,410	(120.0)%	439	22.4%
Net income	4,540	21,954	3,226	(17,414)	(79.3)%	1,314	40.7%
Preferred stock dividends	(717)	(717)	(946)	—	0.0%	229	(24.2)%
Net income available to common shareholders	$3,823	$21,237	$2,280	$(17,414)	(82.0)%	$1,543	67.7%

Effect of excluding:
Deferred tax valuation allowance	—	(15,596)	—	15,596	NM	—	NM
Adjusted net income available to common shareholders- Non-GAAP	$3,823	$5,641	$2,280	$(1,818)	-32.2%	$1,543	67.7%

Earnings per common share - GAAP	$0.10	$0.57	$0.06	$(0.47)	NM	$0.04	NM
Effect of deferred tax valuation allowance	—	(0.42)	—	0.42	NM	—	NM
Adjusted earnings per common share - Non-GAAP	$0.10	$0.15	$0.06	$(0.05)	-33.3%	$0.04	66.7%

KEY RATIOS
Net interest margin	4.23%	4.27%	4.41%
Efficiency ratio	76.77%	70.01%	74.63%
Return on average assets	0.75%	3.61%	0.54%
Return on average shareholders’ equity	8.12%	42.89%	6.38%
Noninterest income as a percentage of operating revenues	26.06%	35.42%	24.89%

“We were very pleased with our first quarter results,” said Chairman and CEO Steve Bangert. “It was gratifying to see our consistent marketing efforts pay off, particularly in C&I loan growth. It’s the strongest showing we have seen in loan generation in more than 12 quarters.

“The equity offering we successfully executed in the first quarter augmented our common capital level and left us well positioned to support balance sheet growth and build on our fee-based strategy, which is an important driver of our overall balance sheet approach. Our tangible book value per share is now $4.51, and our tangible common equity ratio is 7.3%.”(2)

Loans

•                  Loans at March 31, 2012, were $1.7 billion, an increase of $41.0 million and $42.3 million from the linked- and prior-year quarter ends, respectively.

•                  The C&I portfolio totaled $594.8 million, or 35.4% of total loans at March 31, 2012. Commercial real estate accounted for 48.0% of total loans, with owner-occupied properties tied to the Company’s C&I portfolio representing 53.3% of this category. Overall, 61.0% of total loans relate to the Company’s C&I book.

(2)          See accompanying reconciliation of non-GAAP measures to GAAP

				1Q12 change vs.
(in thousands)	1Q12	4Q11	1Q11	4Q11		1Q11
LOANS
Commercial & industrial	$594,812	$568,962	$562,220	$25,850	4.5%	$32,592	5.8%
Real estate - mortgage	805,694	784,491	776,801	21,203	2.7%	28,893	3.7%
Land acquisition & development	58,218	61,977	76,120	(3,759)	(6.1)%	(17,902)	(23.5)%
Real estate - construction	57,422	63,141	85,359	(5,719)	(9.1)%	(27,937)	(32.7)%
Consumer	116,833	116,676	99,457	157	0.1%	17,376	17.5%
Other	45,468	42,177	36,207	3,291	7.8%	9,261	25.6%
Total loans	$1,678,447	$1,637,424	$1,636,164	$41,023	2.5%	$42,283	2.6%

•                  New credit of $96.3 million was added during the first quarter and advances on existing lines totaled $72.5 million. New and advanced loans were offset by paydowns and maturities of $124.5 million during the first quarter.  In addition, the Company charged-off, excluding recoveries, $3.3 million during the current quarter.

•                  Supporting loan growth was not only an increase in total loan commitments, but also an increase in advance rates.  Overall credit commitments increased by $2.9 million on a linked-quarter basis and $57.8 million from the prior-year quarter. C&I commitments increased $6.5 million from the fourth quarter of 2011 and $47.2 million, or 7.7% from the prior-year quarter.

•                  The increase in gross commitments combined with higher advances on pre-existing lines drove line utilization to 40.1%. C&I line utilization increased to 40.3%.

(in thousands)	1Q12	4Q11	3Q11	2Q11	1Q11
Loans - beginning balance	$1,637,424	$1,659,799	$1,656,950	$1,636,164	$1,643,727
New credit extended	96,251	93,706	107,904	94,037	72,396
Credit advanced	72,540	59,709	58,371	54,610	62,227
Paydowns & maturities	(124,456)	(169,778)	(159,991)	(124,856)	(135,892)
Gross loan charge-offs	(3,312)	(6,012)	(3,435)	(3,005)	(6,294)
Loans - ending balance	$1,678,447	$1,637,424	$1,659,799	$1,656,950	$1,636,164

Net change - loans outstanding	$41,023	$(22,375)	$2,849	$20,786	$(7,563)
Net change, excluding charge-offs	44,335	(16,363)	6,284	23,791	(1,269)

Investment Securities

•                  The Company had investment securities available for sale with a carrying value of $632.4 million at March 31, 2012, an $8.9 million increase from December 31, 2011.

•                  The unrealized gain on the investment portfolio increased $4.7 million from December 31, 2011, to $15.0 million at March 31, 2012.

Deposits and Customer Repurchase Agreements (Repo)

•                  Deposit and Customer Repo balances ended the period at $2.0 billion, a decrease of $23.9 million on a linked-quarter basis and a decrease of $68.5 million from the prior-year quarter.

•                  Noninterest-bearing demand accounts were 38.0% of total deposits at March 31, 2012.

•                  As a result of the Company’s favorable funding mix, the average cost of total deposits for the first quarter of 2012 decreased to 35 basis points, compared to 47 basis points in the prior-year quarter.

•                  Eurodollar accounts were generally converted into interest-bearing demand accounts upon cancellation of that product.

				1Q12 change vs.
(in thousands)	1Q12	4Q11	1Q11	4Q11		1Q11
DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$768,620	$773,826	$696,114	$(5,206)	(0.7)%	$72,506	10.4%
Savings	10,978	10,631	9,590	347	3.3%	1,388	14.5%
Eurodollar	—	97,748	91,042	(97,748)	(100.0)%	(91,042)	(100.0)%
Interest-bearing demand	115,377	10,385	—	104,992	1,011.0%	115,377	100.0%
Certificates of deposits under $100,000	32,231	34,575	39,860	(2,344)	(6.8)%	(7,629)	(19.1)%
Certificates of deposits $100,000 and over	165,798	180,790	234,830	(14,992)	(8.3)%	(69,032)	(29.4)%
Reciprocal CDARS	87,978	89,638	103,568	(1,660)	(1.9)%	(15,590)	(15.1)%
Total interest-bearing deposits	1,180,982	1,197,593	1,175,004	(16,611)	(1.4)%	5,978	0.5%
Noninterest-bearing demand deposits	722,982	720,813	758,280	2,169	0.3%	(35,298)	(4.7)%
Customer repurchase agreements	118,499	127,948	157,674	(9,449)	(7.4)%	(39,175)	(24.8)%
Total deposits and customer repurchase agreements	$2,022,463	$2,046,354	$2,090,958	$(23,891)	(1.2)%	$(68,495)	(3.3)%

Allowance for Loan and Credit Losses and Credit Quality

•                  Nonperforming assets (NPAs) were $45.2 million at March 31, 2012, a decrease of 29.5% from the prior-year quarter.

•                  NPAs to total assets decreased to 1.84% at March 31, 2012 from 2.65% at March 31, 2011.

•                  As a result of the improvement in credit quality measures, the Allowance for Loan and Credit Losses (Allowance) to Loan ratio decreased to 3.15%.  The coverage of Allowance to nonperforming loans was greater than 189%.

•                  Net charge-offs for the period were $2.8 million, or 0.68%, annualized, of average loans.

•                  Due to the Company’s stable credit profile, no significant adjustment to the Allowance was needed; the Company’s Allowance methodology called for only a nominal provision for loan loss reversal during the quarter.

(in thousands)	1Q12	4Q11	1Q11
ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$55,629	$59,695	$65,892
Provision for loan losses	(70)	380	1,640
Net charge-offs	(2,781)	(4,446)	(5,537)
Ending allowance for loan losses	$52,778	$55,629	$61,995

Beginning allowance for credit losses	$35	$61	$61
Provision for credit losses	—	(26)	—
Ending allowance for credit losses	$35	$35	$61

Total provision for loan and credit losses	$(70)	$354	$1,640

CREDIT QUALITY
Nonaccrual loans	$27,941	$27,024	$39,231
Loans 90 days or more past due and accruing interest	—	212	1,238
Total nonperforming loans	27,941	27,236	40,469
OREO and repossessed assets	17,224	18,502	23,581
Total nonperforming assets	$45,165	$45,738	$64,050

Performing renegotiated loans	$27,184	$20,633	$—

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.84%	1.89%	2.65%
Nonperforming loans to total loans	1.66%	1.66%	2.47%
Nonperforming loans and OREO to total loans and OREO	2.66%	2.76%	3.86%
Allowance for loan and credit losses to total loans (excluding loans held for sale)	3.15%	3.40%	3.79%
Allowance for loan and credit losses to nonperforming loans	189.02%	204.38%	153.34%

Shareholders’ Equity

•                  On March 23, 2012, the Company sold 2,100,000 shares of its Common Stock at $6.00 per share, for net proceeds of $11.8 million. The proceeds of the offering qualified as tangible common equity and Tier 1 regulatory capital, and will be used by the Company for general corporate purposes.

•                  Total shareholders’ equity grew by $19.5 million on a linked-quarter basis.  The increase resulted from the equity offering executed in the first quarter, an increase of $3.7 million in other comprehensive income, as well as the positive earnings retained by the Company.

•                  During the fourth quarter of 2011, the Company fully reversed a $15.6 million deferred tax asset (DTA) valuation allowance, which also contributed to the year-over-year improvement in the Company’s capital position.

•                  Overall, tangible common equity increased to 7.3% of tangible assets from 6.6% at year-end 2011, and 5.8% in the prior-year quarter.

•                  The Board of Directors of the Company declared a $0.02 cash dividend on our common stock to be paid on May 7, 2012, to shareholders of record on April 30, 2012.

(in thousands, except per share amounts)	1Q12		4Q11	1Q11
EQUITY MEASURES
Common shareholders’ equity	$182,291		$162,744	$143,103
Total shareholders’ equity	239,629		220,082	205,658

Common shares outstanding at period end	39,697		37,090	37,044

Book value per common share	$4.59		$4.39	$3.86
Tangible book value per common share *	4.51		4.30	3.76

Tangible common equity to tangible assets *	7.29%		6.58%	5.78%
Tangible equity to tangible assets *	9.63%		8.95%	8.37%
Tier 1 capital ratio		**	13.98%	12.97%
Total-risk based capital ratio		**	16.33%	15.53%

* See accompanying reconciliation of non-GAAP measures to GAAP

** Ratios unavailable at the time of release.

Net Interest Income and Margin

•                  Net interest income for the first quarter of 2012 decreased $0.5 million on a tax-equivalent basis from the prior linked-quarter, to $23.7 million.

•                  Net interest margin (NIM) for the first quarter contracted by four basis points on a linked-quarter basis to 4.23%, and decreased 18 basis points from the prior year NIM of 4.41%, primarily due to the flat yield curve environment.

•                  Average earning assets of $2.25 billion nominally increased $1.8 million during the first quarter of 2012 from year-end 2011.

•                  The average net loan portfolio decreased $3.6 million while average cash and investments increased $5.4 million during the first quarter of 2012.

•                  The yield on average earning assets in the first quarter of 2012 decreased six basis points to 4.63%, compared to 4.69% in the fourth quarter of 2011.

•                  The rate paid on average interest-bearing liabilities decreased one basis points on a linked-quarter basis to 0.91%.  The Company continues to see a reduction in higher-cost CD balances while maintaining a significant portion of its funding in the form of noninterest-bearing demand balances.

•                  Including noninterest-bearing demand accounts, the rate paid on average deposits was 0.35% in the first quarter of 2012 compared to 0.36% and 0.47% in the respective linked and prior-year quarters.

Noninterest Income

•                  As a percentage of total operating revenue, noninterest income fell to 26.1% for the first quarter, from 35.4% for the fourth quarter of 2011, but increased over the 24.9% reported for the prior-year quarter.

•                  The linked-quarter decrease in noninterest income for the first quarter of 2012 is primarily attributable to the Investment Banking segment, which recognized record earnings in the fourth quarter of 2011.

•                  Given the transactional nature of some of the Company’s noninterest income sources, quarterly noninterest income can be volatile and the timing of fee recognition is difficult to predict.  Investment Banking recognized $7.2 million of revenue in 2011, of which $5.4 million, or 75%, was recognized in the fourth quarter. The segment did not close any transactions in the first quarter of 2012.

•                  The increase in other income is primarily attributed to revenue recognized on equity method investments, which totaled $1.4 million in the first quarter of 2012.

	Quarter ended			1Q12 change vs.
(in thousands)	1Q12	4Q11	1Q11	4Q11		1Q11
Noninterest income:
Deposit service charges	$1,245	$1,223	$1,239	$22	1.8%	$6	0.5%
Investment advisory and trust income	1,231	1,298	1,426	(67)	(5.2)%	(195)	(13.7)%
Insurance income	3,439	3,501	3,393	(62)	(1.8)%	46	1.4%
Investment banking income	74	5,431	744	(5,357)	(98.6)%	(670)	(90.1)%
Other income	2,222	1,630	1,230	592	36.3%	992	80.7%
Total noninterest income	$8,211	$13,083	$8,032	$(4,872)	(37.2)%	$179	2.2%

Operating Expenses

•                  The Company’s efficiency ratio for the first quarter of 2012 was 76.8%, compared to 70.0% for the fourth quarter of 2011 and 74.6% for the first quarter of 2011. The variability in noninterest income noted above can also impact the quarterly efficiency ratio.

•                  Salaries and employee benefits decreased $2.3 million in the first quarter of 2012 on a linked-quarter basis.  The decrease was primarily due to a reduction in bonuses and commission expense corresponding with the decrease in linked-quarter revenue levels. In addition, the Company recognized less expense due to the previously announced termination of its supplemental executive retirement plan.

•                  In the first quarter of 2012, the Company recorded losses on OREO of $0.4 million, versus a net gain of $0.3 million in the fourth quarter of 2011.

•                  Included as an other loss in the fourth quarter of 2011 was a $0.7 million charge related to the closure of a branch location in Surprise, Arizona.

	Quarter ended			1Q12 change vs.
(in thousands)	1Q12	4Q11	1Q11	4Q11		1Q11
Noninterest expense:
Salaries and employee benefits	$15,573	$17,826	$14,723	$(2,253)	(12.6)%	$850	5.8%
Stock-based compensation expense	489	357	424	132	37.0%	65	15.3%
Occupancy expenses, premises and equipment	3,533	3,576	3,354	(43)	(1.2)%	179	5.3%
Amortization of intangibles	160	159	160	1	0.6%	—	0.0%
Other operating expenses	4,438	3,940	5,428	498	12.6%	(990)	(18.2)%
OREO and repossessed assets	419	(347)	1,101	766	220.7%	(682)	(61.9)%
Investment securities	34	359	234	(325)	(90.5)%	(200)	(85.5)%
Other loss	—	743	27	(743)	(100.0)%	(27)	(100.0)%
Total noninterest expense	$24,646	$26,613	$25,451	$(1,967)	(7.4)%	$(805)	(3.2)%

Earnings Conference Call

In conjunction with this release, you are invited to listen to the Company’s conference call on Friday, April 20, 2012, at 9:00 am MDT with Steve Bangert, CoBiz Chairman and CEO. The call can be accessed via the Internet at http://www.videonewswire.com/event.asp?id=86250 or by telephone at 877.493.9121, (conference ID #69299694). International callers may dial:  973.582.2750.

Explanation of the Company’s Use of Non-GAAP Financial Measures

This earnings release contains GAAP financial measures and non-GAAP financial measures where management believes it to be helpful in understanding our results of operations and reflects the basis on which management internally reviews financial performance and capital adequacy. We believe these measures provide important supplemental information to investors. However, you should not rely on non-GAAP financial measures alone as measures of our performance.  Please see the accompanying Reconciliation of Non-GAAP Measures to GAAP for additional information.

Contact Information

CoBiz Financial Inc.

Lyne Andrich 303.312.3458

About CoBiz Financial

CoBiz Financial (NASDAQ:COBZ) is a $2.5 billion financial services company that serves the complete financial needs of businesses, business owners and professionals in Colorado and Arizona. The Company provides commercial banking services through Colorado Business Bank and Arizona Business Bank; wealth planning and investment management through CoBiz Wealth Management, and trust services through CoBiz Trust; property and casualty insurance brokerage and employee benefits through CoBiz Insurance; investment banking services through Green Manning & Bunch; and executive benefits consulting and wealth transfer services through Financial Designs Ltd.

Forward-Looking Information

This release contains forward-looking statements that describe CoBiz’s future plans, strategies and expectations. All forward-looking statements are based on assumptions and involve risks and uncertainties, many of which are beyond our control and which may cause our actual results, performance or achievements to differ materially from the results, performance or achievements contemplated by the forward-looking statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or words of similar meaning, or future or conditional verbs such as “would”, “could” or “may.” Forward-looking statements speak only as of the date they are made. Such risks and uncertainties include, among other things:

•                  Risks and uncertainties described in our reports filed with the Securities and Exchange Commission, including our most recent Form 10-K.

•                  Competitive pressures among depository and other financial institutions nationally and in our market areas may increase significantly.

•                  Adverse changes in the economy or business conditions, either nationally or in our market areas, could increase credit-related losses and expenses and/or limit growth.

•                  Increases in defaults by borrowers and other delinquencies could result in increases in our provision for losses on loans and related expenses.

•                  Our ability to manage growth effectively, including the successful expansion of our customer support, administrative infrastructure and internal management systems, could adversely affect our results of operations and prospects.

•                  Fluctuations in interest rates and market prices could reduce our net interest margin and asset valuations and increase our expenses.

•                  Our net interest margin may be negatively impacted if we are unable to profitably deploy excess cash into higher yielding loans or investments.

•                  The consequences of continued bank acquisitions and mergers in our market areas, resulting in fewer but much larger and financially stronger competitors, could increase competition for financial services to our detriment.

•                  Our continued growth will depend in part on our ability to enter new markets successfully and capitalize on other growth opportunities.

•                 Changes in legislative or regulatory requirements applicable to us and our subsidiaries could increase costs, limit certain operations and adversely affect results of operations.

•                  Changes in tax requirements, including tax rate changes, new tax laws and revised tax law interpretations may increase our tax expense or adversely affect our customers’ businesses.

In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	Three months ended March 31,
(in thousands, except per share amounts)	2012	2011
INCOME STATEMENT DATA
Interest income	$26,594	$28,191
Interest expense	3,291	3,947
NET INTEREST INCOME BEFORE PROVISION	23,303	24,244
Provision for loan losses	(70)	1,640
NET INTEREST INCOME AFTER PROVISION	23,373	22,604
Noninterest income	8,211	8,032
Noninterest expense	24,646	25,451
INCOME BEFORE INCOME TAXES	6,938	5,185
Provision for income taxes	2,398	1,959
NET INCOME	$4,540	$3,226

Preferred stock dividends	(717)	(946)
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	$3,823	$2,280

EARNINGS PER COMMON SHARE
BASIC	$0.10	$0.06
DILUTED	$0.10	$0.06

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	39,697	37,044
Book value per common share	$4.59	$3.86
Tangible book value per common share *	$4.51	$3.76
Tangible common equity to tangible assets *	7.29%	5.78%
Tangible equity to tangible assets *	9.63%	8.37%

* See accompanying Non-GAAP reconciliation.

PERIOD END BALANCES
Total assets	$2,458,289	$2,413,226
Loans	1,678,447	1,636,164
Intangible assets	3,239	3,877
Deposits	1,903,964	1,933,284
Subordinated debentures	93,150	93,150
Common shareholders’ equity	182,291	143,103
Total shareholders’ equity	239,629	205,658
Interest-earning assets	2,284,829	2,255,418
Interest-bearing liabilities	1,460,302	1,425,828

BALANCE SHEET AVERAGES
Average assets	$2,424,709	$2,411,530
Average loans	1,647,846	1,645,283
Average deposits	1,886,707	1,925,028
Average subordinated debentures	93,150	93,150
Average shareholders’ equity	224,899	205,175
Average interest-earning assets	2,248,628	2,247,763
Average interest-bearing liabilities	1,444,649	1,459,927

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	Three months ended March 31,
(in thousands)	2012	2011

PROFITABILITY MEASURES
Net interest margin	4.23%	4.41%
Efficiency ratio	76.77%	74.63%
Return on average assets	0.75%	0.54%
Return on average shareholders’ equity	8.12%	6.38%
Noninterest income as a percentage of operating revenues	26.06%	24.89%

CREDIT QUALITY
Nonperforming loans
Nonaccrual loans	$27,941	$39,231
Loans 90 days or more past due and accruing interest	—	1,238
Total nonperforming loans	27,941	40,469
OREO & repossessed assets	17,224	23,581
Total nonperforming assets	$45,165	$64,050

Performing renegotiated loans	$27,184	$—

Charge-offs	$(3,312)	$(6,294)
Recoveries	531	757
Net charge-offs	$(2,781)	$(5,537)

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.84%	2.65%
Nonperforming loans to total loans	1.66%	2.47%
Nonperforming loans and OREO to total loans and OREO	2.66%	3.86%
Allowance for loan and credit losses to total loans	3.15%	3.79%
Allowance for loan and credit losses to nonperforming loans	189.02%	153.34%

				Total	NPAs as a
NONPERFORMING ASSETS BY MARKET	Colorado	Arizona	Total	in Category	%
Commercial	$1,546	$1,819	$3,365	$594,812	0.57%
Real estate - mortgage	1,812	11,071	12,883	805,694	1.60%
Land acquisition & development	2,918	1,623	4,541	58,218	7.80%
Real estate - construction	5,477	900	6,377	57,422	11.11%
Consumer	167	608	775	116,833	0.66%
Other loans	—	—	—	45,468	0.00%
OREO & repossessed assets	10,816	6,408	17,224	17,224	—
NPAs	$22,736	$22,429	$45,165	$1,695,671	2.66%

Total loans	$1,166,241	$512,206	$1,678,447
Total loans and OREO	1,177,057	518,614	1,695,671
Nonperforming loans to loans	1.02%	3.13%	1.66%
Nonperforming loans and OREO to total loans and OREO	1.93%	4.32%	2.66%

CoBiz Financial Inc.

March 31, 2012

(unaudited)

					Corporate
	Commercial	Investment	Wealth		Support and
(in thousands, except per share amounts)	Banking	Banking	Management	Insurance	Other	Consolidated
Net interest income
Quarter ended March 31, 2012	$24,663	$3	$(8)	$—	$(1,355)	$23,303
Quarter ended December 31, 2011	25,266	2	(3)	1	(1,414)	23,852
Annualized quarterly growth	(9.6)%	201.1%	(670.3)%	(402.2)%	16.8%	(9.3)%

Quarter ended March 31, 2011	$25,437	$3	$(13)	$(2)	$(1,181)	$24,244
Annual growth	(3.0)%	.0%	38.5%	100.0%	(14.7)%	(3.9)%

Noninterest income
Quarter ended March 31, 2012	$3,430	$74	$2,261	$2,410	$36	$8,211
Quarter ended December 31, 2011	2,808	5,431	2,610	2,194	40	13,083
Annualized quarterly growth	89.1%	(396.7)%	(53.8)%	39.6%	(40.2)%	(149.8)%

Quarter ended March 31, 2011	$2,459	$744	$2,280	$2,539	$10	$8,032
Annual growth	39.5%	(90.1)%	(.8)%	(5.1)%	260.0%	2.2%

Net income
Quarter ended March 31, 2012	$6,567	$(531)	$(252)	$(57)	$(1,187)	$4,540
Quarter ended December 31, 2011	10,003	1,370	285	129	10,167	21,954
Annualized quarterly growth	(138.2)%	(558.1)%	(757.8)%	(579.9)%	(449.2)%	(319.0)%

Quarter ended March 31, 2011	$5,374	$(123)	$(218)	$19	$(1,826)	$3,226
Annual growth	22.2%	(331.7)%	(15.6)%	(400.0)%	35.0%	40.7%

Earnings per share (diluted)
Quarter ended March 31, 2012	$0.17	$(0.01)	$(0.01)	$—	$(0.05)	$0.10
Quarter ended December 31, 2011	0.27	0.03	0.01	—	0.26	0.57
Annualized quarterly growth	(149.0)%	(536.3)%	(804.4)%	—	(479.5)%	(331.6)%

Quarter ended March 31, 2011	$0.15	$—	$(0.01)	$—	$(0.08)	$0.06
Annual growth	20.0%	(100.0)%	.0%	.0%	37.5%	83.3%

Total loans
At March 31, 2012						$1,678,447
At December 31, 2011						1,637,424
Annualized quarterly growth						10.1%

At March 31, 2011						$1,636,164
Annual growth						2.6%

Total deposits and customer repurchase agreements
At March 31, 2012						$2,022,463
At December 31, 2011						2,046,354
Annualized quarterly growth						(4.7)%

At March 31, 2011						$2,090,958
Annual growth						(3.3)%

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2012	2011	2011	2011	2011

COMMERCIAL BANKING
Income Statement
Total interest income	$26,476	$27,214	$27,797	$27,964	$27,945
Total interest expense	1,813	1,948	2,155	2,387	2,508
Net interest income	24,663	25,266	25,642	25,577	25,437
Provision for loan losses	637	727	(2,068)	584	1,327
Net interest income (loss) after provision	24,026	24,539	27,710	24,993	24,110
Noninterest income	3,430	2,808	1,653	3,065	2,459
Noninterest expense	9,648	8,616	7,403	7,526	8,098
Income (loss) before income taxes	17,808	18,731	21,960	20,532	18,471
Provision (benefit) for income taxes	6,523	2,812	8,149	7,409	6,952
Net income (loss) before management fees and overhead allocations	$11,285	$15,919	$13,811	$13,123	$11,519
Management fees and overhead allocations, net of tax	4,718	5,916	5,705	5,213	6,145
Net income (loss)	$6,567	$10,003	$8,106	$7,910	$5,374

INVESTMENT BANKING
Income Statement
Total interest income	$3	$2	$1	$2	$3
Total interest expense	—	—	—	—	—
Net interest income	3	2	1	2	3
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	3	2	1	2	3
Noninterest income	74	5,431	205	857	744
Noninterest expense	871	3,160	868	980	893
Income (loss) before income taxes	(794)	2,273	(662)	(121)	(146)
Provision (benefit) for income taxes	(303)	870	(253)	(52)	(58)
Net income (loss) before management fees and overhead allocations	$(491)	$1,403	$(409)	$(69)	$(88)
Management fees and overhead allocations, net of tax	40	33	47	36	35
Net income (loss)	$(531)	$1,370	$(456)	$(105)	$(123)

WEALTH MANAGEMENT
Income Statement
Total interest income	$—	$—	$—	$1	$1
Total interest expense	8	3	2	12	14
Net interest income	(8)	(3)	(2)	(11)	(13)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	(8)	(3)	(2)	(11)	(13)
Noninterest income	2,261	2,610	2,154	2,381	2,280
Noninterest expense	2,384	2,187	2,191	2,388	2,388
Income (loss) before income taxes	(131)	420	(39)	(18)	(121)
Provision (benefit) for income taxes	(44)	(21)	(4)	(14)	(54)
Net income (loss) before management fees and overhead allocations	$(87)	$441	$(35)	$(4)	$(67)
Management fees and overhead allocations, net of tax	165	156	164	157	151
Net income (loss)	$(252)	$285	$(199)	$(161)	$(218)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2012	2011	2011	2011	2011

INSURANCE
Income Statement
Total interest income	$—	$1	$1	$—	$—
Total interest expense	—	—	1	1	2
Net interest income	—	1	—	(1)	(2)
Provision for loan losses	—	—	—	—	—
Net interest income (loss) after provision	—	1	—	(1)	(2)
Noninterest income	2,410	2,194	2,089	2,450	2,539
Noninterest expense	2,328	2,300	2,181	2,307	2,361
Income (loss) before income taxes	82	(105)	(92)	142	176
Provision (benefit) for income taxes	36	(314)	(29)	58	71
Net income (loss) before management fees and overhead allocations	$46	$209	$(63)	$84	$105
Management fees and overhead allocations, net of tax	103	80	115	87	86
Net income (loss)	$(57)	$129	$(178)	$(3)	$19

CORPORATE SUPPORT AND OTHER
Income Statement
Total interest income	$115	$67	$(187)	$210	$242
Total interest expense	1,470	1,481	1,480	1,446	1,423
Net interest income	(1,355)	(1,414)	(1,667)	(1,236)	(1,181)
Provision for loan losses	(707)	(347)	2,068	1,398	313
Net interest income (loss) after provision	(648)	(1,067)	(3,735)	(2,634)	(1,494)
Noninterest income	36	40	(50)	37	10
Noninterest expense	9,415	10,350	10,587	12,052	11,711
Income (loss) before income taxes	(10,027)	(11,377)	(14,372)	(14,649)	(13,195)
Provision (benefit) for income taxes	(3,814)	(15,359)	(5,511)	(5,354)	(4,952)
Net income (loss) before management fees and overhead allocations	$(6,213)	$3,982	$(8,861)	$(9,295)	$(8,243)
Management fees and overhead allocations, net of tax	(5,026)	(6,185)	(6,031)	(5,493)	(6,417)
Net income (loss)	$(1,187)	$10,167	$(2,830)	$(3,802)	$(1,826)

CONSOLIDATED
Income Statement
Total interest income	$26,594	$27,284	$27,612	$28,177	$28,191
Total interest expense	3,291	3,432	3,638	3,846	3,947
Net interest income	23,303	23,852	23,974	24,331	24,244
Provision for loan losses	(70)	380	—	1,982	1,640
Net interest income (loss) after provision	23,373	23,472	23,974	22,349	22,604
Noninterest income	8,211	13,083	6,051	8,790	8,032
Noninterest expense	24,646	26,613	23,230	25,253	25,451
Income (loss) before income taxes	6,938	9,942	6,795	5,886	5,185
Provision (benefit) for income taxes	2,398	(12,012)	2,352	2,047	1,959
Net income (loss) before management fees and overhead allocations	$4,540	$21,954	$4,443	$3,839	$3,226
Management fees and overhead allocations, net of tax	—	—	—	—	—
Net income	$4,540	$21,954	$4,443	$3,839	$3,226

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands, except per share amounts)	2012	2011	2011	2011	2011
Interest income	$26,594	$27,284	$27,612	$28,177	$28,191
Interest expense	3,291	3,432	3,638	3,846	3,947
Net interest income before provision	23,303	23,852	23,974	24,331	24,244
Provision for loan losses	(70)	380	—	1,982	1,640
Net interest income after provision	23,373	23,472	23,974	22,349	22,604
Noninterest income:
Deposit service charges	$1,245	$1,223	$1,274	$1,224	$1,239
Investment advisory and trust income	1,231	1,298	1,291	1,543	1,426
Insurance income	3,439	3,501	2,952	3,288	3,393
Investment banking income	74	5,431	205	857	744
Other income	2,222	1,630	329	1,878	1,230
Total noninterest income	8,211	13,083	6,051	8,790	8,032
Noninterest expense:
Salaries and employee benefits	$15,573	$17,826	$14,212	$15,953	$14,723
Stock-based compensation expense	489	357	372	341	424
Occupancy expenses, premises and equipment	3,533	3,576	3,358	3,322	3,354
Amortization of intangibles	160	159	160	159	160
Other operating expenses	4,438	3,940	4,272	4,535	5,428
Net loss on securities, other assets and OREO	453	755	856	943	1,362
Total noninterest expense	24,646	26,613	23,230	25,253	25,451
Net income before income taxes	6,938	9,942	6,795	5,886	5,185
Provision (benefit) for income taxes	2,398	(12,012)	2,352	2,047	1,959
Net income	$4,540	$21,954	$4,443	$3,839	$3,226

Preferred stock dividends	(717)	(717)	(2,535)	(949)	(946)
Net income available to common shareholders	$3,823	$21,237	$1,908	$2,890	$2,280

Earnings per common share
Basic	$0.10	$0.57	$0.05	$0.08	$0.06
Diluted	$0.10	$0.57	$0.05	$0.08	$0.06

PROFITABILITY MEASURES
Net interest margin	4.23%	4.27%	4.32%	4.40%	4.41%
Efficiency ratio	76.77%	70.01%	74.52%	73.40%	74.63%
Return on average assets	0.75%	3.61%	0.74%	0.64%	0.54%
Return on average shareholders’ equity	8.12%	42.89%	8.50%	7.37%	6.38%
Noninterest income as a percentage of operating revenues	26.06%	35.42%	20.15%	26.54%	24.89%

EQUITY MEASURES
Common shares outstanding at period end (in thousands)	39,697	37,090	37,067	37,042	37,044
Book value per common share	$4.59	$4.39	$3.83	$3.95	$3.86
Tangible book value per common share *	$4.51	$4.30	$3.73	$3.85	$3.76

Tangible common equity to tangible assets *	7.29%	6.58%	5.74%	5.91%	5.78%
Tangible equity to tangible assets *	9.63%	8.95%	8.12%	8.51%	8.37%
Tier 1 capital ratio	**	13.98%	13.21%	13.45%	12.97%
Total risk based capital ratio	**	16.33%	15.68%	15.97%	15.53%

* See accompanying Non-GAAP reconciliation.

** Ratios unavailable at the time of release.

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	At
	March 31,	December 31,	September 30,	June 30,	March 31,
(in thousands)	2012	2011	2011	2011	2011
PERIOD END BALANCES
Total assets	$2,458,289	$2,423,504	$2,416,052	$2,418,235	$2,413,226
Loans	1,678,447	1,637,424	1,659,799	1,656,950	1,636,164
Intangible assets	3,239	3,399	3,558	3,718	3,877
Deposits	1,903,964	1,918,406	1,880,517	1,912,728	1,933,284
Subordinated debentures	93,150	93,150	93,150	93,150	93,150
Common shareholders’ equity	182,291	162,744	141,982	146,440	143,103
Total shareholders’ equity	239,629	220,082	199,341	209,137	205,658
Interest-earning assets	2,284,829	2,239,700	2,241,026	2,316,694	2,255,418
Interest-bearing liabilities	1,460,302	1,438,691	1,472,311	1,444,031	1,425,828

LOANS
Commercial	$594,812	$568,962	$587,345	$592,390	$562,220
Real estate - mortgage	805,694	784,491	782,771	772,652	776,801
Land acquisition & development	58,218	61,977	67,944	72,104	76,120
Real estate - construction	57,422	63,141	68,442	76,605	85,359
Consumer	116,833	116,676	112,709	104,887	99,457
Other	45,468	42,177	40,588	38,312	36,207
Gross loans	1,678,447	1,637,424	1,659,799	1,656,950	1,636,164
Less allowance for loan losses	(52,778)	(55,629)	(59,695)	(61,920)	(61,995)
Total net loans	$1,625,669	$1,581,795	$1,600,104	$1,595,030	$1,574,169

DEPOSITS AND CUSTOMER REPURCHASE AGREEMENTS
NOW and money market	$768,620	$773,826	$718,689	$713,701	$696,114
Savings	10,978	10,631	10,251	10,221	9,590
Eurodollar	—	97,748	104,971	94,047	91,042
Interest-bearing demand	115,377	10,385	—	—	—
Certificates of deposits under $100,000	32,231	34,575	36,126	37,282	39,860
Certificates of deposits $100,000 and over	165,798	180,790	208,965	227,968	234,830
Reciprocal CDARS	87,978	89,638	93,909	92,817	103,568
Total interest-bearing deposits	1,180,982	1,197,593	1,172,911	1,176,036	1,175,004
Noninterest-bearing demand deposits	722,982	720,813	707,606	736,692	758,280
Customer repurchase agreements	118,499	127,948	131,877	144,843	157,674
Total deposits and customer repurchase agreements	$2,022,463	$2,046,354	$2,012,394	$2,057,571	$2,090,958

BALANCE SHEET AVERAGES
Average assets	$2,424,709	$2,413,877	$2,385,937	$2,404,666	$2,411,530
Average loans	1,647,846	1,654,437	1,656,737	1,648,368	1,645,283
Average deposits	1,886,707	1,904,601	1,880,859	1,910,382	1,925,028
Average subordinated debentures	93,150	93,150	93,150	93,150	93,150
Average shareholders’ equity	224,899	203,064	207,462	208,886	205,175
Average interest-earning assets	2,248,628	2,246,836	2,230,789	2,244,327	2,247,763
Average interest-bearing liabilities	1,444,649	1,462,576	1,447,242	1,454,821	1,459,927

ALLOWANCE FOR LOAN AND CREDIT LOSSES
Beginning allowance for loan losses	$55,629	$59,695	$61,920	$61,995	$65,892
Provision for loan losses	(70)	380	—	1,982	1,640
Net charge-offs	(2,781)	(4,446)	(2,225)	(2,057)	(5,537)
Ending allowance for loan losses	$52,778	$55,629	$59,695	$61,920	$61,995

Beginning allowance for credit losses	$35	$61	$61	$61	$61
Provision for credit losses	—	(26)	—	—	—
Ending allowance for credit losses	$35	$35	$61	$61	$61

Total provision for loan and credit losses	$(70)	$354	$—	$1,982	$1,640

CREDIT QUALITY
Nonperforming Loans
Nonaccrual loans	$27,941	$27,024	$41,365	$41,000	$39,231
Loans 90 days or more past due and accruing interest	—	212	—	360	1,238
Total nonperforming loans	27,941	27,236	41,365	41,360	40,469
OREO and repossessed assets	17,224	18,502	20,986	23,748	23,581
Total nonperforming assets	$45,165	$45,738	$62,351	$65,108	$64,050

Performing renegotiated loans	$27,184	$20,633	$659	$—	$—

ASSET QUALITY MEASURES
Nonperforming assets to total assets	1.84%	1.89%	2.58%	2.69%	2.65%
Nonperforming loans to total loans	1.66%	1.66%	2.49%	2.50%	2.47%
Nonperforming loans and OREO to total loans and OREO	2.66%	2.76%	3.71%	3.87%	3.86%
Allowance for loan and credit losses to total loans	3.15%	3.40%	3.60%	3.74%	3.79%
Allowance for loan and credit losses to nonperforming loans	189.02%	204.38%	144.46%	149.86%	153.34%

CoBiz Financial Inc.

March 31, 2012

(unaudited)

	Three months ended,
	March 31, 2012			December 31, 2011			March 31, 2011
		Interest	Average		Interest	Average		Interest	Average
	Average	earned	yield	Average	earned	yield	Average	earned	yield
(in thousands)	balance	or paid	or cost	balance	or paid	or cost	balance	or paid	or cost
Assets
Federal funds sold and other	$21,276	$26	0.48%	$25,755	$28	0.43%	$39,250	$37	0.38%
Investment securities	634,960	5,399	3.40%	625,062	5,475	3.50%	629,085	5,991	3.81%
Loans	1,647,846	21,536	5.17%	1,654,437	22,106	5.23%	1,645,283	22,369	5.44%
Allowance for loan losses	(55,454)			(58,418)			(65,855)
Total interest-earning assets	$2,248,628	$26,961	4.63%	$2,246,836	$27,609	4.69%	$2,247,763	$28,397	4.89%

Noninterest-earning assets	176,081			167,041			163,767
Total assets	$2,424,709			$2,413,877			$2,411,530

Liabilities and Shareholders’ Equity
Deposits
NOW and money market	$766,870	$988	0.52%	$759,980	$1,007	0.53%	$676,374	$1,106	0.66%
Interest-bearing demand	102,894	156	0.61%	5,665	2	0.14%	—	—	0.00%
Savings	10,882	3	0.11%	10,267	3	0.12%	9,363	5	0.22%
Eurodollar	—	—	0.00%	97,607	165	0.66%	97,667	182	0.75%
Certificates of deposit
Brokered	—	—	0.00%	—	—	0.00%	21	—	1.37%
Reciprocal	89,480	113	0.51%	93,824	127	0.54%	149,592	263	0.71%
Under $100,000	33,360	59	0.71%	35,255	69	0.78%	41,291	107	1.05%
$100,000 and over	167,463	327	0.79%	189,882	368	0.77%	229,409	589	1.04%
Total interest-bearing deposits	$1,170,949	$1,646	0.57%	$1,192,480	$1,741	0.58%	$1,203,717	$2,252	0.76%
Other borrowings
Securities sold under agreements to repurchase	131,072	107	0.32%	148,590	155	0.41%	156,799	207	0.53%
Other short-term borrowings	49,478	36	0.29%	28,356	19	0.26%	6,261	5	0.32%
Long term-debt	93,150	1,502	6.38%	93,150	1,517	6.37%	93,150	1,483	6.37%
Total interest-bearing liabilities	$1,444,649	$3,291	0.91%	$1,462,576	$3,432	0.92%	$1,459,927	$3,947	1.09%
Noninterest-bearing demand accounts	715,758			712,121			721,311
Total deposits and interest-bearing liabilities	2,160,407			2,174,697			2,181,238
Other noninterest-bearing liabilities	39,403			36,116			24,917
Total liabilities	2,199,810			2,210,813			2,206,155
Total equity	224,899			203,064			205,375
Total liabilities and equity	$2,424,709			$2,413,877			$2,411,530
Net interest income - taxable equivalent		$23,670			$24,177			$24,450
Net interest spread			3.72%			3.77%			3.80%
Net interest margin			4.23%			4.27%			4.41%
Ratio of average interest-earning assets to average interest-bearing liabilities	155.65%			153.62%			153.96%

CoBiz Financial Inc.

March 31, 2012

(unaudited)

Reconciliation of Non-GAAP Measures to GAAP

(in thousands, except per share amounts)

The Company believes these Non-GAAP measurements are useful to obtain an understanding of the operating results of the Company’s core business and reflects the basis on which management internally reviews financial performance and capital adequacy. These Non-GAAP measurements are not a substitute for operating results determined in accordance with GAAP nor do they necessarily conform to Non-GAAP performance measures that may be presented by other companies.

The following table includes Non-GAAP financial measurements related to tangible equity, tangible common equity, and tangible assets.  These items have been adjusted to exclude intangible assets and preferred stock.  The table also includes Non-GAAP financial measurements related to earnings per share as adjusted for items the Company does not believe are representative of its core earnings.

		At
		March 31,	December 31,	September 30,	June 30,	March 31,
		2012	2011	2011	2011	2011

	Shareholders’ equity as reported - GAAP	$239,629	$220,082	$199,341	$209,137	$205,658
	Intangible assets	(3,239)	(3,399)	(3,558)	(3,718)	(3,877)

A	Tangible equity - Non-GAAP	236,390	216,683	195,783	205,419	201,781
	Preferred stock	(57,338)	(57,338)	(57,359)	(62,697)	(62,555)

B	Tangible common equity - Non-GAAP	$179,052	$159,345	$138,424	$142,722	$139,226

	Total assets as reported - GAAP	$2,458,289	$2,423,504	$2,416,052	$2,418,235	$2,413,226
	Intangible assets	(3,239)	(3,399)	(3,558)	(3,718)	(3,877)

C	Total tangible assets - Non-GAAP	$2,455,050	$2,420,105	$2,412,494	$2,414,517	$2,409,349

D	Common shares outstanding	39,697	37,090	37,067	37,042	37,044

B / C	Tangible common equity to tangible assets - Non-GAAP	7.29%	6.58%	5.74%	5.91%	5.78%
A / C	Tangible equity to tangible assets - Non-GAAP	9.63%	8.95%	8.12%	8.51%	8.37%

B / D	Tangible book value per common share - Non-GAAP	$4.51	$4.30	$3.73	$3.85	$3.76

	Net income available to common shareholders as reported - GAAP Effect of excluding:	$3,823	$21,237	$1,908	$2,890	$2,280
E	Deferred tax valuation allowance	—	(15,596)	—	—	—
F	Accretion of preferred stock discount recorded in the quarter of redemption and original issuance costs	—	—	1,753	—	—
	Adjusted net income available to common shareholders- Non-GAAP	$3,823	$5,641	$3,661	$2,890	$2,280

	Earnings per common share - GAAP	$0.10	$0.57	$0.05	$0.08	$0.06
E / D	Effect of deferred tax valuation allowance	—	(0.42)	—	—	—
F / D	Effect of discount accretion and issuance cost exclusion	—	—	0.05	—	—
	Adjusted earnings per common share - Non-GAAP	$0.10	$0.15	$0.10	$0.08	$0.06